Exhibit 10.3

MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this “Agreement”) is dated as of October 21, 2013 (the “Effective Date”) and is made and entered into by and among Caesars Entertainment Operating Company, Inc., a Delaware corporation (the “Service Provider”), Caesars Acquisition Company, a Delaware corporation (“CAC”) and Caesars Growth Partners, LLC, a Delaware limited liability company (“Growth Partners”).

RECITALS

A. The Service Provider has experience in providing services to gaming and related businesses.

B. On or about the date hereof, CAC, Growth Partners, Caesars Entertainment Corporation, a Delaware corporation (“CEC”), and certain subsidiaries of CEC entered into that certain Transaction Agreement (the “Transaction Agreement”), pursuant to which Growth Partners agreed to acquire, via contribution and sale, certain assets originally held by CEC or certain of its subsidiaries.

C. CAC and Growth Partners desire to engage the Service Provider to provide the services set forth herein, and the Service Provider is willing to perform such services, in each case, on the terms and under the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intention of being bound by this Agreement, the parties agree as follows:

ARTICLE I.

DEFINITIONS

1.01 Definitions. The following defined terms are used in this Agreement:

“Affiliate” shall mean, when used with reference to a specific Person:

(i) any Person who is an officer, partner, manager, member or trustee of, or serves in a similar capacity with respect to, the specified Person;

(ii) any partnership, limited liability company, corporation, trust or other entity of which the specified Person is a general partner, officer, Service Provider, managing member, trustee or serves in a similar capacity or is directly or indirectly the owner of a majority of the partnership interests, limited liability company interests, a majority of a class of equity securities (in the case of publicly held securities, any portion of a class of such securities aggregating at least five percent (5%) of such securities), or in which such Person has a majority beneficial interest;

(iii) any Person (or any officer, general partner, Service Provider, managing member or trustee, or, one who serves in a similar capacity with respect to such Person) that directly or indirectly through one or more intermediaries Controls or is Controlled by or under common Control with such specified Person; and/or

(iv) when used in reference to any of the parties hereto, any Person that directly or indirectly through one or more intermediaries Controls or is Controlled by or is under common Control with any one or more of the beneficial owners of such party hereto.

“Affiliated Entities” shall mean entities which (i) are not wholly owned by the Service Provider or its subsidiaries and (ii) own facilities which are managed by the Service Provider or its subsidiaries (i.e., joint venture partners which own facilities managed by the Service Provider or its subsidiaries).

“Agreement” is defined in the preamble.

“Annual Plan Confirmation” is defined in Section 3.04(a).

“Applicable Laws” shall mean all laws, rules, regulations and orders of the United States of America and all states, counties and municipalities in which the Service Provider and the respective Recipients conduct business.

“Bank Accounts” is defined in Section 3.05(a).

“Business Days” shall mean all weekdays except those that are official holidays of employees of the United States government. Unless specifically stated as “Business Days,” a reference in this Agreement to “days” means calendar days.

“CAC” is defined in the preamble.

“CEC” is defined in the recitals.

“Competitor” shall mean, as of the date of a proposed disclosure under Section 10.03, any Person (other than the Service Provider, Recipient and any of their Affiliates) that is engaged, or is an Affiliate of a Person that is engaged, in the business ownership or operation of a Gaming business.

“Control” shall mean the ability, whether by the direct or indirect ownership of an equity interest, by contract or otherwise, to:

(i) in the case of a corporation, elect a majority of the directors of a corporation;

(ii) in the case of a partnership, select the managing partner of a partnership, or direct the votes of the partner or partners with authority to make decisions on behalf of the partnership;

(iii) in the case of a limited partnership, select or direct the votes of the sole general partner, all of the general partners to the extent that each has management control and authority, or the managing general partner or managing general partners thereof;

(iv) in the case of a limited liability company, select or direct the votes of the managing member(s) or manager(s) thereof; and

(v) otherwise, to select, or to remove and select, a majority of those Persons exercising governing authority over an entity.

“Controls” and “Controlled” shall have correlative meanings to “Control.”

“Cost Center” is defined in Section 5.01.

“Current Allocation Spreadsheet” is defined in Section 3.04(a).

“Direct Charges” shall mean any amounts payable to third parties that are arranged or managed by the Service Provider for the account of a Recipient and are charged directly by the third party to such Recipient; provided that no cost included in any Cost Center set forth in the Annual Plan shall be a “Direct Charge”.

“Effective Date” is defined in the preamble.

“Event of Default” is defined in Section 9.01.

“Existing Bank Accounts” is defined in Section 3.05(a).

“GAAP” shall mean those conventions, rules, procedures and practices, consistently applied, affecting all aspects of recording and reporting financial transactions which are generally accepted by major independent accounting firms in the United States at the time in question. Any financial or accounting terms not otherwise defined herein shall be construed and applied according to GAAP.

“Gaming” shall mean casinos, slot machines, video lottery terminals, racetracks, racinos, pari mutual wagering, social online and mobile gaming, online real money gaming, interactive gaming, poker tournaments and any other form of wagering or other gaming activities that may be authorized from time to time by Applicable Law in a particular jurisdiction.

“Gaming Authority” shall mean any gaming control board or regulatory authority governing gaming in states or countries in which any Recipient or its Affiliates currently conducts or in the future may conduct Gaming operations.

“Gaming Taxes” shall mean any tax imposed on Gaming activities by any Gaming Authorities.

“Growth Partners” is defined in the preamble.

“Licensed Activities” is defined in Section 3.07(b).

“Logo” is defined in Section 3.07(b).

“Management Agreements” shall mean (i) the Hotel and Casino Management Agreement, dated as of February 19, 2010, between PHW Las Vegas, LLC (as assigned to PHWLV, LLC on the Effective Date) and PHW Manager, LLC (as such document may be amended from time to time), (ii) the Management Agreement, dated October 23, 2012, between CBAC Borrower, LLC and Caesars Baltimore Management Company, LLC (as such document may be amended from time to time), (iii) the Shared Services Agreement, dated as of May 1, 2009, between the Service Provider, HIE Holdings, Inc. and Caesars Interactive Entertainment, Inc. (as such document may be amended from time to time) and (iv) any newly negotiated agreements under which hotel and/or casino management services are provided to a subsidiary of CAC or Growth Partners in the case of future acquisitions or investments acquired after the date hereof.

“New Bank Accounts” is defined in Section 3.05(a).

“Person” shall mean any individual, partnership, limited partnership, limited liability company, corporation, unincorporated association, joint venture, trust generated entity or other entity.

“Prohibited Person” means any Person that: (i) is a Competitor; (ii) is generally recognized in the community as being a Person of ill repute or who has or is reasonably believed to have an adverse reputation or character, in either case which is more likely than not to (A) have a material adverse effect on the Service Provider, CEC or any of their respective Affiliates or (B) make such Person unsuitable under any laws pertaining to Gaming to hold a Gaming license or to be associated with a Gaming licensee or otherwise jeopardizes any of the Gaming licenses of the Service Provider, CEC or any of their respective Affiliates; or (iii) is a Person that is more likely than not to jeopardize the ability of the Service Provider, CEC or any of their respective Affiliates to hold a Gaming license or to be associated with a Gaming licensee under any laws of any Gaming Authorities (excluding any Gaming Authority established by any Native American tribe).

“Project” is defined in Section 3.15.

“Project Development Costs” is defined in Section 3.15.

“Proposed Annual Plan” is defined in Section 3.04(a).

“Recipients” shall mean CAC, Growth Partners, and each of their current and future subsidiaries.

“Service Provider” is defined in the preamble.

“Service Provider Confidential Information” shall mean information relating to the Service Provider’s business that derives value, actual or potential, from not being generally known to others (including information disclosed to the Service Provider by the Service

Provider’s service providers and licensors under an obligation of confidentiality), including all manuals, Service Provider Proprietary Information and Systems, fees and terms of all Services, and any documents and information specifically designated by the Service Provider orally or in writing as confidential or by its nature would reasonably be understood to be confidential or proprietary, to which any Recipient obtains access by virtue of the relationship between the parties.

“Service Provider Proprietary Information and Systems” is defined in Section 3.08(b).

“Services” shall mean all of the services to be provided by the Service Provider to the Recipients as set forth in Article III of this Agreement.

“Services Fee” is defined in Section 5.01.

“Term” is defined in Section 2.02.

“Trade Secrets” shall mean all worldwide rights in, arising out of, or associated with confidential information, trade secrets, and nonpublic know-how, including business methods and plans, customer and supplier information and lists.

“Transaction Agreement” is defined in the recitals.

“Unavoidable Delays” is defined in Section 13.08.

“Updating Principles” is defined in Section 3.04(a).

“Website” is defined in Section 3.07(b).

“Year” is defined in Section 3.01.

ARTICLE II.

APPOINTMENT/TERM

2.01 Appointment. Each Recipient, severally and not jointly and severally, hereby appoints and employs the Service Provider to provide the Services upon the terms and conditions set forth herein. The Service Provider hereby accepts each such appointment and undertakes to provide the Services upon the terms and conditions hereinafter set forth. For the avoidance of doubt, there shall be no duplication of services provided under the Management Agreements and the Services provided by Service Provider under this Agreement. To the extent there is a conflict between this Agreement and any Management Agreement, the applicable Management Agreement shall govern and control.

2.02 Term. The term of this Agreement (the “Term”) shall commence upon the Effective Date and, unless earlier terminated in accordance with the terms hereof, shall terminate in accordance with Section 10.01.

ARTICLE III.

SERVICES

3.01 Accounting Systems and Books and Records. The Service Provider shall maintain a complete accounting system in connection with the operation of each Recipient’s business. Separate books and accounts shall be kept for each Recipient. The books and records shall be kept in accordance with GAAP and U.S. tax laws. Such books and records may be kept on a calendar year basis or, to the extent consistent with Section 706 of the Code (as defined in the Transaction Agreement), fiscal year basis (either, a “Year”) as determined by each Recipient’s chief financial officer, or, if no such determination is provided, by the Service Provider in its reasonable discretion. Books and accounts shall be maintained at such location(s) as may be reasonably determined by the Service Provider. The Service Provider shall use its commercially reasonable efforts to comply with all requirements with respect to internal controls in accounting.

3.02 Access to Records. Each Recipient shall at all reasonable times have access to and the right to copy the Service Provider’s books and records relating to such Recipient. This Section 3.02 shall survive the expiration or earlier termination of this Agreement until the seventh (7th) anniversary thereof.

3.03 Financial Statements; Audits. The Service Provider shall prepare financial statements of each Recipient, individually and/or as a consolidated group, as reasonably required by Applicable Law and as requested by the Recipient. The financial statements shall be kept in accordance with GAAP and U.S. federal tax laws, or as otherwise determined by the Service Provider in consultation with the Recipients. CAC shall engage, on behalf of the Recipients, a nationally recognized reputable public accounting firm, acceptable to the Service Provider in its reasonable discretion, to audit the financial statements of each Recipient, individually and/or as a consolidated group, and/or as otherwise determined by the Recipient, as appropriate, as of and at the end of each calendar or fiscal year (or portion thereof) occurring after the date hereof.

3.04 Operating and Capital Budgets and Annual Plans.

(a) On or prior to the Effective Date, the Service Provider has submitted to each Recipient a spreadsheet outlining the current allocations and allocation methodology for each of the Cost Centers set forth in Section 5.01 as utilized by Affiliates of Service Provider for the Service Provider’s current fiscal year (the “Current Allocation Spreadsheet”). The Current Allocation Spreadsheet, which is agreed upon by the parties, is attached hereto as Exhibit A. The Service Provider may update the Current Allocation Spreadsheet without the approval of the Recipients only as follows: (i) for the amount of the allocations, annually in connection with the Proposed Annual Plan, but only to the extent such changes apply on a non-discriminatory basis to all Affiliated Entities of the Service Provider and there is no change in the applied allocation methodology, (ii) for the allocation methodology, at any time, but only to the extent such changes do not result in a material increase to the costs allocated to the Recipient ((i) and/or (ii), the “Updating Principles”). Unless otherwise authorized and directed by CAC, at least ninety (90) days prior to the start of each Year of Growth Partners, commencing with the Year ending December 31, 2014, the Service Provider shall prepare and submit to the Recipients a proposed annual plan setting forth the estimated operating and capital budget and business plan for such Year (each such annual plan, a “Proposed Annual Plan”). The initial Proposed Annual Plan for the remainder of the initial calendar year of this Agreement, which is agreed upon by the parties, is attached hereto as Exhibit B. The Proposed Annual Plan as approved by the Recipients together with the Annual Plan Confirmation (as hereinafter defined) approved by the Recipients shall collectively be the “Annual Plan” for the Year in question. Each Proposed Annual Plan shall include (a) a detailed forecast comprised of estimated income and expenses by month for the coming Year, (b) a detailed estimated cash flow projection by month, (c) an estimate of the Service Fee detailed by Cost Center as set forth in Section 5.01, and (d) any anticipated reimbursable expenses by line item and category and detailed estimates of any other amounts payable by each Recipient to the Service Provider under this Agreement. Subject to the Updating Principles, no Proposed Annual Plan shall be inconsistent with the Current Allocation Spreadsheet in effect in any material respect, unless otherwise agreed by the Service Provider and the Recipients. The Recipients shall review each Proposed Annual Plan. If the Recipients are unable to reach a decision regarding the approval of all or a portion of any Proposed Annual Plan and inform the Service Provider of such, the Recipients will be deemed to object to the portions of such Proposed Annual Plan that have not been approved by a majority of the Recipients. If the Recipients object to or are deemed to object to all or any portion of any Proposed Annual Plan, the Recipients shall provide the Service Provider with any objections in writing, in reasonable detail, as soon as practicable. At the request of any Recipient, the Service Provider will make itself available to the Recipients to discuss the Proposed Annual Plan and will provide a statement showing budgeted expenses (and any prior Year’s actual expenses) attributable to such Recipient’s portion of the total allocations. If the Recipients fail to approve any portion of a Proposed Annual Plan in accordance with this Section, then the portions of the Proposed Annual Plan to which the Recipients have not properly objected shall be effective and, with respect to any items objected to by the Recipients, the Annual Plan approved for the prior Year shall govern with respect to such items until the Recipients approve an Annual Plan. On or before December 15th of each Year, the Service Provider shall confirm, or shall identify any deviations from, the estimates set forth in the Proposed Annual Plan (the “Annual Plan Confirmation”). Subject to the Updating Principles, no Annual Plan Confirmation shall be inconsistent with the Current Allocation Spreadsheet in effect in any material respect, unless otherwise agreed by the Service Provider and the Recipients. If the Annual Plan Confirmation has not changed (other than in any de minimis respect) since the submission of the Proposed Annual Plan, and the Proposed Annual Plan has been approved by the Recipients, such Proposed Annual Plan shall be the Annual Plan for the subsequent Year. If the Annual Plan Confirmation differs in any non-de minimis respect from the Proposed Annual Plan, the Recipients shall have the right to approve all such changes and will be deemed to object to all such changes that have not been approved by a majority of the Recipients. The portions of the Proposed Annual Plan and the Annual Plan Confirmation that were approved by a majority of Recipients shall be effective with respect to such portions for the next Year and the portions of the Proposed Annual Plan and/or Annual Plan Confirmation that were objected to by the Recipients shall be governed by the prior Year’s Annual Plan. The parties shall use good faith efforts to reach an agreement on the Annual Plan prior to the commencement of the Year to which such Annual Plan relates. The Service Provider, CAC and Growth Partners shall work together in good faith to finalize each Annual Plan. Any unresolved disputes regarding the Annual Plan shall be resolved in accordance with Article XII hereof. The Service Provider shall provide the Services hereunder in accordance with the Annual Plan. The written consent of the Recipients shall be required to increase any line item in the Annual Plan; provided, however that the Service Provider may increase or decrease any such line item without Recipients’ consent so long as (i) such change is necessary to reflect a material change in the services required for that line item from the service anticipated to be required at the time the Annual Plan was approved, (ii) such amount does not cause a change that exceeds fifteen percent (15%) of such approved lien item in the Annual Plan, (iii) such increase is applied on a non-discriminatory basis to all Affiliate Entities of the Service Provider that receive an allocation for the Cost Center to which such line item increase relates, (iv) the Service Provider provides the Recipients with at least sixty (60) days’ prior notice, to the extent practicable, of such increase, and (v) the Service Provider provides the Recipients with reasonable documentation supporting the need for such increase, where applicable.

(b) Subject to receipt of any required approvals from Gaming Authorities, the Recipients may elect, in their sole discretion, to relieve the Service Provider of its obligation to provide certain Services hereunder, provided that (i) such Recipient provides written notice of such election to the Service Provider at least one hundred and eighty (180) days prior to the termination of such Services and (ii) such Recipient or its Affiliates (and not, for example, a third-party service provider) will provide such terminated Service in substitution for the Service Provider. If the Recipients make such an election, the Service Provider shall cease performing such Services as specified in the election notice and the line item(s) set forth in the Annual Plan for such Services shall be decreased by the estimated costs and expenses for such Services, including without limitation, any allocation of any Cost Center to the extent attributable to such Services.

3.05 Treasury.

(a) The Recipients (or, at the request of any Recipient, the Service Provider) shall each establish, if necessary, one or more bank accounts at banking institutions chosen by such Recipient and reasonably acceptable to the Service Provider (such account or accounts are hereinafter collectively referred to as the “New Bank Accounts”), and the Service Provider shall provide treasury and cash management functions to and on behalf of each Recipient. The Bank Accounts shall be in the applicable Recipient’s name or in the name of the Service Provider if directed by the Recipients. The Service Provider may transfer funds from and among the New Bank Accounts and any bank accounts established by the Recipients prior to the date hereof (the “Existing Bank Accounts”, together with the New Bank Accounts, the “Bank Accounts”). Each Recipient hereby authorizes the Treasurer and Assistant Treasurer of the Service Provider and their designees to sign for and otherwise manage the Bank Accounts. The Service Provider shall not commingle funds of the Service Provider and/or its Affiliates (excluding the Recipients) with funds of the Recipients.

(b) The Service Provider shall have the power to arrange for letters of credit for each Recipient on (x) a several, and not joint and several, basis and (y) an as needed basis and shall allocate the costs associated with such letters of credit to the applicable Recipient.

(c) The Service Provider may, in its reasonable discretion and in accordance with the Annual Plan, pay outstanding accounts payable, payroll and other expenses on behalf of each Recipient, and each applicable Recipient agrees to reimburse the Service Provider for such expenses without markup except to the extent such costs are included in any Cost Center set forth in the Annual Plan.

3.06 Regulatory Filings. The Service Provider shall prepare and file all reports required to be filed by each Recipient by each applicable Gaming Authority, the U.S. Securities and Exchange Commission or any other governmental authority. The out-of-pocket cost of preparing and filing such reports shall be a Direct Charge to the respective Recipients unless otherwise included in any Cost Center set forth in the Annual Plan.

3.07 Service Provider Trademarks.

(a) The Service Provider, on behalf of itself and its subsidiaries, grants to each Recipient the right during the Term to use the CAESARS mark solely in each of their entity names, as applicable. For the avoidance of doubt, the foregoing license does not include the right to use the CAESARS mark in connection with the sale or marketing of any goods or services. To the extent that any goodwill arises in connection with any Recipient’s use of the CAESARS mark in its entity name, such goodwill shall inure to the sole benefit of the Service Provider or its applicable subsidiary.

(b) The Service Provider, on behalf of itself and its subsidiaries, further grants to CAC and Growth Partners the right to use the CAESARS mark and the CAESARS logo set forth on Exhibit C attached hereto (the “Logo”) on a non-exclusive, non-assignable, non-sublicensable, royalty-free basis during the Term solely (i) for corporate identification purposes, (ii) for use as the domain name, which will be registered and owned by the Service Provider, for the hosting of a website maintained by the Service Provider on behalf of CAC (the “Website”) for such identification purposes, and (iii) any non-revenue generating uses incidental thereto (collectively, the “Licensed Activities”). To the extent that any goodwill arises from any Recipient’s use of the CAESARS mark and/or the Logo in connection with the Licensed Activities, such goodwill shall inure to the sole benefit of the Service Provider or its applicable subsidiary. Any and all uses of the CAESARS mark and the Logo in connection with the Licensed Activities, including the use of the CAESARS mark or the Logo on any materials or on the Website, shall be subject to the prior consent of the Service Provider. The Recipients shall use the CAESARS mark and the Logo only in connection with the Licensed Activities and, for the avoidance of doubt, each Recipient acknowledges and agrees that the Licensed Activities shall not include the sale or promotion of any products branded with the CAESARS mark or the Logo. The Recipients shall not (x) modify the CAESARS mark or the Logo, (y) use the CAESARS mark or the Logo in connection with any third party trademark, or (z) use the CAESARS mark as part of any other domain name or URL, in each case, without the prior consent of the Service Provider. Each Recipient hereby acknowledges and agrees that, as between the parties, the Service Provider, or its applicable subsidiary, owns all right, title and interest in and to the CAESARS mark and the Logo.

3.08 Service Provider Proprietary Information and Systems.

(a) The Service Provider will make available to each Recipient the Service Provider Proprietary Information and Systems. For the avoidance of doubt, certain Service Provider Proprietary Information and Systems may also be provided to certain Recipients under the respective Management Agreements.

(b) Each Recipient agrees that the Service Provider has the sole and exclusive right, title and ownership to:

(i) certain proprietary information, techniques and methods of operating gaming, hotel and related businesses;

(ii) certain proprietary information, techniques and methods of designing games used in gaming and related businesses;

(iii) certain proprietary information, techniques and methods of training employees in the gaming, hotel and related business; and

(iv) certain proprietary business plans, projections and marketing, advertising and promotion plans, strategies, and systems (collectively items (i)-(iv), the “Service Provider Proprietary Information and Systems”);

in the case of (i) through (iv) which have been developed and/or acquired over many years through the expenditure of time, money and effort and which the Service Provider and its Affiliates maintain as confidential and as Trade Secret(s).

(c) Each Recipient further agrees to maintain the confidentiality of such Service Provider Proprietary Information and Systems, and upon the termination of this Agreement, to return the same to the Service Provider, including but not limited to, documents, notes, memoranda, lists, computer programs and any summaries of such Service Provider Proprietary Information and Systems. The Service Provider will grant the Recipients a non-exclusive, limited right and license for the duration of the Term to use all or a portion of the Service Provider Proprietary Information and Systems solely to the extent necessary for the Recipients to use the books, records and other information maintained by the Service Provider hereunder in accordance with the terms and conditions of this Agreement. Service Provider Proprietary Information and Systems specifically excludes any information or documents otherwise falling within (i)-(iv) above, if the same is prepared, designed or created solely for the use and benefit of a Recipient or its respective predecessors.

3.09 Centralized Services. The Service Provider will provide corporate functions to each Recipient, including without limitation, information technology and related software services, information systems, website management, vendor relationship management, real estate, strategic sourcing, design and construction, regulatory compliance functions, finance and accounting, consolidated finance operations, risk management, internal audit, tax, record keeping and subsidiary management, treasury functions, consultancy and lobbying services, human resources, compensation, benefits, marketing and public relations, legal, payroll, accounts payable, security and surveillance, government relations, communications and data access services. The Service Provider shall pass through any discounts, rebates or similar incentives received by the Service Provider or its Affiliates in connection with the provision of services under this Agreement.

3.10 Business Advisory Services. The Service Provider will provide each Recipient with certain business advisory services, including without limitation: (a) developing and implementing corporate and business strategy and planning, (b) identifying, analyzing, preparing for, negotiating, structuring and executing acquisitions, joint ventures, development activities, divestitures, investments and/or other opportunistic uses of capital, (c) legal and accounting consultancy services, (d) design and construction consultancy services and (e) analyzing and executing financing activities.

3.11 Excluded Services. The Services shall not include any property or asset-specific management services, which, for the avoidance of doubt, will be provided pursuant to the Management Agreements.

3.12 Operating Reimbursements. Except as otherwise specifically stated herein, the Service Provider and the Recipients agree that they shall allocate costs, expenses, deposits, cash, assets and other similar items based on the use of such items by the parties, regardless of the contracting party therefor. Items that shall be allocated include, but shall not be limited to, deposits, payroll expenses, marketing programs, charitable contributions, and regulatory imposed payments. Each Recipient and the Service Provider agree to negotiate in good faith the proper allocation of such items; provided that no amount shall be allocated to any Recipient to the extent that such cost is included in any Cost Center allocated to such Recipient in the Annual Plan.

3.13 Changes to Services.

(a) The parties may agree to modify the terms and conditions of the Service Provider’s performance of any Service in order to reflect new procedures, processes or other methods of providing such Service. The parties will negotiate in good faith the terms and conditions upon which the Service Provider would be willing to implement such change.

(b) Notwithstanding any provision of this Agreement to the contrary, the Service Provider may make: (i) changes to the process of performing a particular Service that do not adversely affect the benefits to any Recipient of the Service Provider’s provision or quality of such Service in any material respect or increase any Recipient’s cost for such Service; (ii) emergency changes on a temporary and short-term basis; and/or (iii) changes to a particular Service in order to comply with Applicable Law, so long as such changes are applied on a non-discriminatory basis to similar services provided to Affiliated Entities, in each case without obtaining the prior consent of any Recipient. However, the Recipients shall, to the extent practicable, be notified in writing within a reasonable time prior to any such changes.

3.14 Additional Services. The Recipients may, from time to time, request additional services that are not contemplated above. The parties agree to negotiate in good faith the terms and conditions, if at all, by which the Service Provider would be willing to perform such additional services. The parties agree that the Service Provider shall not have any obligation to agree to provide any additional services.

3.15 Development Costs. If CEOC or its Affiliates investigate or begin development of a potential investment opportunity of the type that CEOC reasonably believes it could offer to Growth Partners pursuant to the terms of the limited liability company agreement of Growth Partners (a “Project”), then the out-of-pocket third party costs and the internal allocated costs of such project (collectively, the “Project Development Costs”) shall be shared equally by Growth Partners and CEOC. Internal allocated costs of such project shall be calculated and allocated on a basis consistent with the then current method of calculation and allocation of such internal development costs by CEOC for its own projects. All third party Project Development Costs shall be paid directly by CEOC or its Affiliates (other than by Recipients) and Growth Partners will reimburse CEOC for Growth Partners’ share of such Project Development Costs. On a quarterly basis, CEOC shall invoice Growth Partners for its share of the Project Development Costs incurred in the applicable quarter and Growth Partners shall pay such invoiced amounts within sixty (60) days after receipt of such invoice; provided, however, that the allocation to Growth Partners of any deposits, option fees, application fees, payments to potential partners and other similar capital investments shall require the prior approval of Growth Partners for any item or series of related items in excess of Two Hundred Fifty Thousand Dollars ($250,000). If a Project is pursued by Growth Partners (or its subsidiaries) without any ownership interest in such Project or management rights to be held by CEOC or its Affiliates (other than Recipients), Growth Partners shall pay all Project Development Costs attributable to such Project (and shall reimburse CEOC for any Project Development Costs related to such Project that had not been previously reimbursed by Growth Partners). If a Project is pursued by CEOC or its Affiliates (other than the Recipients) without any ownership interest in such Project to be held by the Recipients or their Affiliates (other than the Service Provider), CEOC shall pay all Project Development Costs attributable to such Project (and shall reimburse Growth Partners for any Project Development Costs incurred for such Project that had been previously reimbursed by Growth Partners). The Service Provider shall establish a separate Cost Center for each Project.

ARTICLE IV.

PERFORMANCE OF SERVICES

4.01 Standards. Subject to and in accordance with the Annual Plan, the Service Provider shall perform the Services on a non-discriminatory basis, in a first-class manner, using its commercially reasonable efforts to provide the Services in the same manner as if the Service Provider was providing such Services for itself or its subsidiaries. Actions taken by the Service Provider in good faith consistent with the foregoing shall not constitute a breach of this Agreement unless such action materially violates an express provision of this Agreement. The Service Provider shall provide the Services at the request of any officer or director of CAC or Growth Partners.

4.02 Employees. The Service Provider shall determine the fitness and qualifications of all employees performing the Services (except for any employees employed by a Recipient). The Service Provider shall hire, supervise, direct the work of, and discharge of all such employees. The Service Provider shall determine the wages and conditions of employment of all such employees. All wages, bonuses, compensation, benefits, termination or severance expenses or liabilities, pension fund contribution obligations or liabilities, and other costs, benefits, expenses or liabilities and entitlements of or in connection with employees employed in connection with the Services shall be the Service Provider’s responsibility.

4.03 Independent Contractors. Subject to and in accordance with the Annual Plan, the Service Provider may hire consultants, independent contractors, or subcontractors, including Affiliates, to perform all or any part of a Service hereunder. The Service Provider shall be authorized to enter into agreements on behalf of, and in the name of, a Recipient in connection with any or all of the Services. The Service Provider will remain fully responsible for the performance of its obligations under this Agreement, including any performance by such consultants, independent contractors, or subcontractors, and the Service Provider will be solely responsible for payments due to its independent contractors unless such payments are part of a designated Direct Charge. All debts and liabilities incurred by the Service Provider within the scope of the authority granted and permitted hereunder in the course of its provision of the Services shall be the debts and liabilities of the respective Recipient only, and the Service Provider shall not be liable for such debts and liabilities except as specifically stated to the contrary herein.

4.04 Agency and Agency Waivers. The relationship between the parties hereto shall be that of principal, in the case of each Recipient, and agent, in the case of the Service Provider. Nothing herein contained shall be deemed or construed to render the parties hereto partners, joint venturers, landlord/tenant or any relationship other than that of principal and agent. To the extent there is any inconsistency between the common law fiduciary duties and responsibilities of principals and agents, and the provisions of this Agreement, the provisions of this Agreement shall prevail, it being the intention of the parties that this Agreement shall be deemed a waiver by the Recipients of any fiduciary duties owed by an agent to its principal, and a waiver by the Service Provider of any obligations of a principal to its agent, to the extent the same are inconsistent with, or would have the effect of modifying, limiting or restricting, the express provisions of this Agreement, the intention of the parties being that this Agreement shall be interpreted in accordance with general principles of contract interpretation without regard to the common law of agency except as expressly incorporated in the provisions of this Agreement. In no event shall the Service Provider be deemed in breach of its duties hereunder solely by reason of (a) the failure of the financial performance of any Recipient’s business to meet such Recipient’s expectations or income projections or any operating budget or annual plans, (b) the acts of any Recipient’s employees, (c) the institution of litigation or the entry of judgments against any Recipient or Recipient’s business, or (d) any other acts or omissions not otherwise constituting a material breach of this Agreement.

4.05 Affiliate Transactions. The fact that the Service Provider or an Affiliate thereof, or a stockholder, director, officer, member, or employee of the Service Provider or an Affiliate thereof, is employed by, or is directly or indirectly interested in or connected with, any Person which may be employed by a Recipient to render or perform a service, or from which the Service Provider may purchase any property, shall not prohibit the Service Provider from employing such Person or otherwise dealing with such Person.

4.06 Cooperation of Recipients and the Service Provider. The Recipients and the Service Provider shall cooperate fully with each other during the Term to procure and maintain all licenses and operating permits, if any, necessary or advisable for the Service Provider to provide Services hereunder and to facilitate each party’s performance of this Agreement. The Recipients shall provide the Service Provider with such information as is necessary to the performance by the Service Provider of its obligations hereunder and as may be reasonably requested by the Service Provider from time to time.

ARTICLE V.

SERVICES FEE, EQUITY AND EXPENSES

5.01 Services Fee. The Service Provider shall charge each Recipient a fee for the Services (the “Services Fee”) equal to the sum of (x) the allocated all-in costs (as determined based on an allocation of personnel time (as determined in a manner consistent with methodologies used by the Service Provider for similar services provided to Affiliated Entities) and actual out of pocket costs all as set forth in the Annual Plan (as it may be adjusted in accordance with Section 3.04(a)) plus (y) a profit margin of ten percent (10%)) for the Service Provider’s provision of services to the Recipients characterized by the following categories of costs centers (each a “Cost Center”) established by the Service Provider:

(a) “Controller” accounting for costs incurred in connection with the provision of general accounting services;

(b) “Chief Accounting Officer” accounting for costs incurred in connection with the provision of audit services and technical accounting services;

(c) “Corporate Planning” accounting for costs incurred in connection with the provision of corporate finance services for financing and refinancing transactions;

(d) “Investor Relations” accounting for costs incurred in connection with the provision of investor relations services;

(e) “External Communications” accounting for costs incurred in connection with the provision of external communications services and corporate level public relations services;

(f) “Communications” accounting for costs incurred in connection with the provision of internal communications services;

(g) “Legal” accounting for costs incurred in connection with the provision of legal services (including, without limitation, services of the General Counsel, litigation support, development support, real estate support, labor and employment advice and compliance);

(h) “Internal Audit” accounting for costs incurred in connection with the provision of corporate level audit services;

(i) “Accounting Systems” accounting for costs incurred in connection with the provision of accounting systems and support;

(j) “Corporate Tax” accounting for costs incurred in connection with the provision of tax support (including the preparation and filing of all statutory tax returns);

(k) “Treasury” accounting for costs incurred in connection with treasury support and cash management services;

(l) “Consolidated Analysis” accounting for costs incurred in connection with the provision of financial support for all corporate functions;

(m) “Consolidated Reporting” accounting for costs incurred in connection with the provision of support in connection with statutory reporting requirements; and

(n) such other Cost Centers as may be approved by the Recipients in the Annual Plan.

Each of the Cost Centers set forth above shall be described with more particularity in the Annual Plan and shall apply on a non-discriminatory basis to all Affiliated Entities. The Service Provider will invoice each Recipient on a monthly basis, which each Recipient shall pay within thirty (30) days of its receipt thereof. The obligation to pay Services Fees shall be several with respect to each Recipient, and not joint and several between or among Recipients. To the extent that certain Cost Centers are allocated by percentage of time spent by any particular employee or department, such allocations shall be applied in a manner substantially similar to that which is utilized by the Service Provider with respect to services provided to Affiliates of the Service Provider (other than the Recipients) as of the Effective Date. The Recipients acknowledge and agree that the Service Provider will not be required to keep or submit timesheets with respect to any such employee or department, as applicable.

5.02 Expenses. All costs and expenses, funding of operating deficits and operating capital, real property and personal property taxes, income taxes, sales taxes, Gaming Taxes (if applicable), and all other taxes, insurance premiums and other liabilities incurred due to the Gaming activities and non-gaming operations of each Recipient, including all Direct Charges, shall be the sole and exclusive financial responsibility of such Recipient (severally, and not jointly and severally between or among Recipients), except for (a) costs included in any Cost Center set forth in the Annual Plan (in which case, such Recipient shall be responsible for the portion thereof allocated therein to such Recipient), and (b) those instances herein where it is expressly and specifically stated that such costs and expenses shall be the financial responsibility of the Service Provider. It is understood that statements herein indicating that the Service Provider shall furnish, provide or otherwise supply, present or contribute items or services hereunder shall not be interpreted or construed to mean that the Service Provider is liable or responsible to fund or pay for such items or services, except in those instances specifically mentioned herein. The Service Provider shall not impose any markup on any goods or services purchased for a Recipient.

5.03 Withholding. The Service Provider, on or prior to the date it becomes a Service Provider hereunder, shall deliver to the Recipients a duly completed and executed Internal Revenue Service Form W-9. Each Recipient shall be entitled to deduct and withhold from the consideration otherwise payable hereunder such amounts as it is required to deduct and withhold under any Applicable Laws. To the extent amounts are so withheld and paid over to the proper governmental authority, such amounts shall be treated for all purposes as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE VI.

AFFIRMATIVE COVENANTS

The parties agree to comply in all material respects with all Applicable Laws, including, without limitation, any laws, rules, regulations, orders and requests for information of any Gaming Authorities that may license the Service Provider or a Recipient or from which the Service Provider or a Recipient may seek a license. Each Recipient shall also follow applicable federal laws, rules, and regulations.

ARTICLE VII.

REPRESENTATIONS AND WARRANTIES

7.01 Representations and Warranties of each Recipient

Each Recipient represents and warrants, severally and not jointly and severally between or among Recipients, that:

(a) It is duly organized, validly existing and in good standing under the laws of the state of its organization, that such Recipient has full power and authority to enter into this Agreement and perform its obligations hereunder, and that the officers of such Recipient who executed this Agreement on behalf of such Recipient are in fact officers of such Recipient and have been duly authorized by such Recipient to execute this Agreement on its behalf.

(b) The execution, delivery and performance by such Recipient of this Agreement have been duly authorized by all necessary action on the part of such Recipient and no further action or approval is required in order to constitute this Agreement as the valid and binding obligations of such Recipient, enforceable in accordance with its terms.

7.02 Representations and Warranties of the Service Provider

The Service Provider represents and warrants that:

(a) It is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, that the Service Provider has full corporate power and authority to enter into this Agreement and perform its obligations hereunder, and that the officers of the Service Provider who executed this Agreement on behalf of the Service Provider are in fact officers of the Service Provider and have been duly authorized by the Service Provider to execute this Agreement on its behalf.

(b) The execution, delivery and performance by the Service Provider of this Agreement have been duly authorized by all necessary corporate action on the part of the Service Provider and no further action or approval is required in order to constitute this Agreement as the valid and binding obligations of the Service Provider, enforceable in accordance with its terms.

(c) To the Service Provider’s knowledge, all agreements between the Service Provider and third parties pursuant to which the Service Provider obtains any Services to be provided hereunder are in full force and effect, and there is no event of default thereunder by any party thereto that would materially adversely prevent the Service Provider from providing the Services hereunder.

ARTICLE VIII.

INDEMNITY AND LIMITATION ON LIABILITY

8.01 Indemnity by the Service Provider. The Service Provider shall indemnify, defend and hold harmless each Recipient and its officers, directors and employees from and against any and all costs and expenses, losses, damages, claims, causes of action and liabilities (including reasonable attorneys’ fees, disbursements and expenses of litigation) arising from, relating to, or in any way connected with the gross negligence or willful misconduct of the Service Provider or any employee, contractor or agent of the Service Provider, except to the extent directly or indirectly caused by any act or omission of such Recipient.

8.02 Indemnity by the Recipients. Each Recipient, severally and not jointly and severally, shall indemnify, defend and hold harmless the Service Provider and its officers, directors and employees from and against any and all costs and expenses, losses, damages, claims, causes of action and liabilities (including reasonable attorneys’ fees, disbursements and expenses of litigation) arising from, relating to, or in any way connected with the gross negligence or willful misconduct of such Recipient or any employee, contractor or agent of such Recipient, except to the extent directly or indirectly caused by any act or omission of the Service Provider.

8.03 Procedure. The party claiming indemnity shall promptly provide the other party with written notice of any claim, action or demand for which indemnity is claimed. The indemnifying party shall be entitled to control the defense of any action, provided that the indemnified party may participate in any such action with counsel of its choice at its own expense and provided further that the indemnifying party shall not settle any claim, action or demand without the prior written consent of the indemnified party, such consent not to be unreasonably withheld or delayed. The indemnified party shall reasonably cooperate in the defense as the indemnifying party may request and at the indemnifying party’s expense.

8.04 Limitation on Liability.

(a) Except with respect to a party’s indemnification obligations under Sections 8.01 and 8.02, neither party will be liable for indirect, consequential, special, exemplary or punitive damages, regardless of the form of action, whether in contract, tort or otherwise, and even if such party has been advised of the possibility of such damages.

(b) Except with respect to a party’s indemnification obligations under Sections 8.01 and 8.02, the liability of each party to the other party for any direct damages resulting from, arising out of or relating to this Agreement, whether based on an action or claim in contract, negligence, tort or otherwise, will not exceed, in the aggregate, an amount equal to the aggregate Service Fees paid or payable during the twelve (12) months prior to the assertion of the claim.

ARTICLE IX.

DEFAULT

9.01 Definition. The occurrence of any one or more of the following events which is not cured within the time permitted shall constitute a default under this Agreement (hereinafter referred to as an “Event of Default”) as to the party failing in the performance or effecting the breaching act.

9.02 Service Provider’s Default. An Event of Default shall exist with respect to the Service Provider if the Service Provider shall fail to perform or materially comply with any of the covenants, agreements, terms or conditions contained in this Agreement applicable to the Service Provider and such failure shall continue for a period of thirty (30) days after written notice thereof from any Recipient to the Service Provider specifying in reasonable detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, be cured within thirty (30) days but can be cured within 120 days, if the Service Provider fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter.

9.03 Recipient’s Default. An Event of Default shall exist with respect to a Recipient (but not, for the avoidance of doubt, with respect to any other Recipient solely due to the defaulting Recipient’s Event of Default) if such Recipient shall:

(a) fail to make any monetary payment required under this Agreement, including, but not limited to, any Services Fee to the Service Provider or any Direct Charges to the applicable third parties, on or before the due date recited herein and such failure continues for five (5) Business Days after written notice from the Service Provider specifying such failure, or

(b) fail to perform or materially comply with any of the other covenants, agreements, terms or conditions contained in this Agreement applicable to a Recipient and such failure shall continue for a period of thirty (30) days after written notice thereof from the Service Provider to such Recipient specifying in reasonable detail the nature of such failure, or, in the case such failure is of a nature that it cannot, with due diligence and good faith, be cured within thirty (30) days, if such Recipient fails to proceed promptly and with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such failure to completion with all due diligence within ninety (90) days thereafter.

9.04 Bankruptcy

An Event of Default shall exist with respect to a party if such party:

(a) applies for or consents to the appointment of a receiver, trustee or liquidator of itself or any of its property;

(b) makes a general assignment for the benefit of creditors;

(c) is adjudicated bankrupt or insolvent; or

(d) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors, takes advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, or admits the material allegations of a petition filed against it in any proceedings under any such law or admits in writing its inability to pay its debts as they become due.

9.05 Reorganization/Receiver. An Event of Default shall exist with respect to a party if an order, judgment or decree is entered by any court of competent jurisdiction approving a petition seeking reorganization or liquidation of the Service Provider or a Recipient, as the case may be, or appointing a receiver, trustee or liquidator of the Service Provider or a Recipient, as the case may be, of all or a substantial part of any of the assets of the Service Provider or such Recipient, as the case may be, and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days from the date of entry thereof.

9.06 Delays and Omissions. No delay or omission as to the exercise of any right or power accruing upon any Event of Default shall impair the non-defaulting party’s exercise of any right or power or shall be construed to be a waiver of any Event of Default or acquiescence therein.

ARTICLE X.

TERMINATION

10.01 Termination; Terminating Events. This Agreement shall terminate (a) upon an election by all of the Recipients to terminate all Services in accordance with Section 3.04(b); provided, however, that Section 10.03 shall survive any termination, (b) upon the mutual written consent of the parties, (c) automatically upon consummation of either the Call Right in full (and shall not, for the avoidance of doubt, apply to any partial exercise of any Call Right) or the Liquidation (each as defined in the Transaction Agreement) or (d) at the election of the non-defaulting party upon the occurrence of an Event of Default under this Agreement and where the time to cure, if any, has lapsed.

10.02 Effect of Termination. Within fifteen (15) days after the termination of this Agreement, each Recipient shall pay the Service Provider all accrued and unpaid amounts due under this Agreement, including without limitation, the Services Fee.

10.03 Transition Assistance.

(a) Upon a termination of the Agreement under Section 10.01 or a termination of certain Services under Section 3.04(b), at the request of any Recipient, the Service Provider will provide reasonable cooperation and transition assistance to such Recipient necessary to transfer the applicable Services to such Recipient or such Recipient’s Affiliate; provided that, except for its obligations to transfer data and proprietary information under Section 10.03(b), nothing in this Agreement shall require the Service Provider to share any Service Provider Confidential Information with any Prohibited Person. In no event shall the Service Provider be required to provide transition assistance for more than 180 days after termination of the applicable Service. For the avoidance of doubt, under no circumstances shall the Service Provider be obligated to provide transition assistance to any third party (i.e., an entity other than a Service Recipient or a Service Recipient’s Affiliates). The Service Provider will not be obligated to provide any transition assistance (except as required under Section 10.03(b)) if the Service Provider terminates this Agreement pursuant to an Event of Default under Section 9.03. Each Recipient shall pay the Service Provider its reasonable costs for providing such transition assistance without mark-up, notwithstanding Section 5.01.

(b) The Service Provider shall provide reasonable cooperation and assistance to such Recipient necessary to transfer the data and proprietary information owned by such Recipient, if any, to such Recipient or such Recipient’s Affiliate in a usable form upon a methodology to be reasonably agreed upon by the parties. The Service Provider shall continue to utilize its Service Provider Proprietary Information and Systems on each Recipient’s behalf for the agreed upon transitional period to the extent necessary to transfer the applicable information and services to such Recipient or such Recipient’s Affiliate.

ARTICLE XI.

NOTICES

All notices provided for in this Agreement or related to this Agreement, which either party desires to serve on the other, shall be in writing and shall be considered delivered upon receipt. Any and all notices or other papers or instruments related to this Agreement shall be sent by:

(a) United States registered or certified mail (return receipt requested), postage prepaid, in an envelope properly sealed;

(b) a facsimile transmission where written acknowledgment of receipt of such transmission is received and a copy of the transmission is mailed with postage prepaid; or

(c) a nationally recognized overnight delivery service;

provided for receipted delivery, addressed as follows:

RECIPIENTS:

Caesars Acquisition Company
One Caesars Palace Drive
Las Vegas, Nevada 89109
Attention:	Chief Executive Officer
Facsimile:	(514) 635-1277

Caesars Growth Partners, LLC
One Caesars Palace Drive
Las Vegas, Nevada 89109
Attention:	Chief Executive Officer
Facsimile:	(514) 635-1277

SERVICE PROVIDER:

Caesars Entertainment Operating Company, Inc.
One Caesars Palace Drive
Las Vegas, Nevada 89109
Attention:	General Counsel
Facsimile:	(702) 407-6418

Any Recipient or the Service Provider may change the address or name of addressee applicable to subsequent notices (including copies of said notices as hereinafter provided) or instruments or other papers to be served upon or delivered to the other party, by giving notice to the other party as aforesaid, provided that notice of such change shall not be effective until the fifth (5th) day after mailing or facsimile transmission.

ARTICLE XII.

DISPUTE RESOLUTION

12.01 Disputes Submitted to Arbitration. Wherever any dispute arises between a Recipient and the Service Provider which is not otherwise resolved between the parties, the same shall be submitted to resolution by arbitration to be conducted in Las Vegas, Nevada, in accordance with the rules of the local arbitration commission or authority.

12.02 Selection of Arbitrators. Any party shall have the right to submit such dispute to arbitration by delivery of written notice to the other party stating that the party(ies) to the dispute delivering such notice desires to have the then unresolved controversy between the applicable Recipient(s) and the Service Provider reviewed by a board of three (3) arbitrators. Such notice shall also set forth the identity of the person selected by the notifying party as its arbitrator, and shall detail the dispute between the parties and such party’s suggested resolution. Within twenty (20) days after receipt of such notice, the other party shall designate a person to act as arbitrator and shall notify the party requesting arbitration of such designation, the name and address of the person so designated, and the suggested resolution of such dispute by such party. The two (2) arbitrators designated as aforesaid shall promptly select a third arbitrator, and if they are not able to agree on such third (3rd) arbitrator, then either arbitrator, on five (5) days’ notice in writing to the other, or both arbitrators, shall apply to the local arbitration authority to designate and appoint such third (3rd) arbitrator. The two (2) arbitrators selected by the parties shall then notify the Service Provider and the applicable Recipient(s) in writing promptly upon the selection of the third arbitrator. If the party upon whom such written request for arbitration is served shall fail to designate its arbitrator within twenty (20) days after receipt of such notice, then the suggested resolution of the dispute as set forth in the written notice delivered by the party requesting such arbitration shall become the resolution thereof, and shall be binding on the Service Provider and the applicable Recipient(s) hereunder.

12.03 Submission of Evidence. Within thirty (30) days following the date on which the parties shall have received notice of the appointment of the third (3rd) arbitrator, the parties shall submit to the arbitrator so appointed a full statement of their respective positions and their reasons in support thereof, in writing, with copies delivered to the other party. Upon receipt of such written statement from the other party, the party receiving the same may file with the arbitrators a written rebuttal. Unless requested by the arbitrators, no hearing shall be required in connection with any such arbitration, and the arbitrators may elect to base their decisions on the written material submitted by the parties; provided, however, the parties shall submit to hearings, and be prepared to provide testimony, by themselves or by witnesses called on their behalf, if so requested by the arbitrators.

12.04 Decisions of Arbitrators. Following receipt of the written materials from each party, and following any hearings or testimony held in connection with such arbitration, the arbitrators shall render their decision, which decision shall adopt either the position of the Service Provider or the applicable Recipient(s) as previously submitted to the arbitrators, in full, without revision or alteration thereof, and without compromise. If more than one issue shall be submitted to the same arbitrators for resolution, each such issue shall be deemed a separate arbitration for all purposes hereof, such issues to be identified separately by the parties in their submission to arbitration, and each such issue shall be subject to a separate decision by the arbitrators.

12.05 Arbitration is Binding. The decision of a majority of the arbitrators shall be binding upon the Service Provider and the applicable Recipient(s) and shall be enforceable in any court of competent jurisdiction. Such decision and award may allocate the costs of such arbitration to one of the parties, equally or disproportionately between the parties.

12.06 Qualifications of Arbitrators. All arbitrators appointed hereunder shall be persons reasonably experienced regarding the management and operation of first-class casinos and companies offering Gaming activities of generally the same class and category as CEC, or reasonably experienced in the financial or economic evaluation or appraisal of the same, but no such arbitrator shall then be in the employ of any corporation or entity which, at the time of such arbitration, shall be an operator of any facility offering Gaming activities, a casino operator, an on-line gaming company, a casino management company or a horse racing facility management company.

ARTICLE XIII.

MISCELLANEOUS

13.01 Assignment. No party shall assign this Agreement or any interest therein without the express prior written consent of the other parties. Notwithstanding the preceding sentence, the Service Provider may assign or transfer this Agreement to any Affiliate of such Service Provider; provided, that a counterpart original of such assignment is delivered to the other parties on or before the effective date of such assignment, and provided further that such Affiliate expressly assumes and agrees to be bound by all of the terms and conditions of this Agreement. Except as otherwise provided herein, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the parties’ permitted successors and assigns and legal representatives.

13.02 Construction. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning, and not strictly for or against the Recipients or the Service Provider. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the same to be drafted.

13.03 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada without reference to its choice of law provisions.

13.04 Severability. Should any portion of this Agreement be declared invalid or unenforceable, then such portion shall be deemed to be severed from this Agreement and shall not affect the remainder thereof.

13.05 Attorneys’ Fees. Should either party institute an action or proceeding to enforce any provisions hereof or for other relief due to an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to receive from the other party all costs of the action or proceeding and reasonable attorneys’ fees.

13.06 Entire Agreement. This Agreement covers in full each and every agreement of every kind or nature whatsoever between the parties hereto concerning this Agreement, and all preliminary negotiations and agreements, whether verbal or written, of whatsoever kind or nature are merged herein. No oral agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.

13.07 Counterparts. This Agreement may be executed in counterparts, including via facsimile, and shall be deemed to have become effective when and only when all parties hereto have executed this Agreement, although it shall not be necessary that any single counterpart be signed by or on behalf of each of the parties hereto, and all such counterparts shall be deemed to constitute but one and the same instrument.

13.08 Force Majeure. Whenever this Agreement requires an act to be performed within a specified time period or to be completed diligently, such periods are subject to Unavoidable Delays. “Unavoidable Delays” are delays beyond the reasonable control of the party asserting the delay, and include delays caused by acts of God, acts of war, terrorist attack, civil commotions, riots, strikes, lockouts, acts of government in either its sovereign or contractual capacity, perturbation in telecommunications transmissions, inability to obtain suitable labor or materials, accident, fire, water damages, flood, earthquake, or other natural catastrophes. A party that incurs an Unavoidable Delay will be excused from performance of the affected act so long as the underlying reason for the Unavoidable Delay continues, other than with respect to a party’s obligation to make payments that have become due and payable pursuant to this Agreement which shall not be subject to Unavoidable Delays.

13.09 No Warranties. The Service Provider shall use commercially reasonable efforts to render the services contemplated by this Agreement in good faith to each Recipient on the terms and standards set forth herein, including Section 4.01, but hereby explicitly disclaims any and all warranties, express or implied.

13.10 Headings. Headings or captions have been inserted for convenience of reference only and are not to be construed or considered to be a part hereof and shall not in any way modify, restrict or amend any of the terms or provisions hereof.

13.11 Waiver. The waiver by one party of any default or breach of any of the provisions, covenants or conditions hereof of the part of the other party to be kept and performed shall not be a waiver of any preceding or subsequent breach or any other provisions, covenants or conditions contained herein.

13.12 Consent to Jurisdiction. The parties hereto agree that, other than an arbitration proceeding arising pursuant to Article XII, any legal action or proceeding with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of Nevada or of the United States of America for the District of Nevada. By execution and delivery of this Agreement, the parties hereto accept, for themselves and in respect of their property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. The parties hereto irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. The parties hereto hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of forum non-conveniens.

13.13 Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP BETWEEN THE PARTIES HERETO THAT IS BEING ESTABLISHED. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

13.14 Amendments. This Agreement may be changed, modified, surrendered or terminated (and provisions hereof may be waived) only by an agreement in writing signed by the parties hereto. Any modification, amendment, waiver, discharge, surrender, termination or assignment in violation of this Section 13.14 shall be void ab initio.

*    *    *    *    *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

SERVICE PROVIDER:

CAESARS ENTERTAINMENT OPERATING COMPANY, INC., a Delaware corporation

By:	/s/ Eric Hession
Name: Eric Hession
Title: Senior Vice President and Treasurer

RECIPIENTS:

CAESARS GROWTH PARTNERS, LLC, a Delaware limited liability company

By:	Caesars Acquisition Company, its managing member

By:	/s/ Craig Abrahams
Name: Craig Abrahams
Title: Secretary and Chief Financial Officer

CAESARS ACQUISITION COMPANY, a Delaware corporation

By:	/s/ Craig Abrahams
Name: Craig Abrahams
Title: Secretary and Chief Financial Officer

[Management Services Agreement – Signature Page]